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                                                                 EXHIBIT 3(i).6
              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                                ILX INCORPORATED



         Pursuant to the provisions of A.R.S. Section 10-1001, et seq., the undersigned Corporation adopts the following amendments to its Articles of
Incorporation:

         1. The name of the Corporation is ILX Incorporated.

         2. Pursuant to A.R.S. Section 10-1003, as of December 29, 1997, the Board of Directors of the Corporation adopted the following amendments to the Articles of Incorporation of ILX Incorporated and resolved that they be submitted to the Shareholders for their approval at a Special Meeting called for such purpose:

         (a) RESOLVED, that Section 4 of the Articles of Incorporation of the Corporation, as amended (the "Articles of Incorporation"), be amended to effect a one-for-five reverse split of the Corporation's outstanding no par value Common Stock (the "Common Stock"), and shall thereafter read in its entirety as follows:

         Section 4. Authorized Capital: The authorized capital stock of this Corporation shall be (i) thirty million (30,000,000) shares of common stock having no par value, and (ii) ten million (10,000,000) shares of preferred stock having a par value of ten dollars ($10.00) per share. Each five (5) shares of the Corporation's Common Stock issued as of Monday, January 12, 1998 (the "Split Effective Date") shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share;

         FURTHER RESOLVED, that the Articles of Incorporation be further amended by amending Section 1 for the purpose of changing the name of the Corporation, and shall thereafter read in its entirety as follows:

         Section 1. "Name: The name of the corporation (hereinafter called "Corporation") shall be ILX RESORTS, INCORPORATED."


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         (b) Except as expressly amended herein, all other provisions of the
         Articles of Incorporation of this Corporation shall remain unchanged and in full force and effect as originally filed with the Arizona Corporation Commission.


         3. Pursuant to A.R.S. Section 10-1003, at a Special Meeting held on January 9, 1998, the holders of the Company's outstanding Common Stock approved the foregoing amendments. An aggregate of 7,836,256 shares of Common Stock were indisputably represented at such meeting. The designation and number of outstanding shares of each class or series entitled to vote on the amendment as a class or series were as follows:

                  Class or Series                        Number of Shares
                  ---------------                        ----------------
                  Common Stock                           12,931,662

         4. The number of shares of each class entitled to vote on the amendments as a class or series voted for or against each of such amendments, respectively, which was sufficient for approval by that voting group, as follows:

         (a) With respect to the amendment to Section 4 of the Articles of
Incorporation:

                                                     Number of                    Number of
                  Class or Series                    Shares For                 Shares Against
                  ---------------                    ----------                 --------------
                  Common Stock                       7,702,459                  116,803

         (b) With respect to the amendment to Section 1 of the Articles of
Incorporation:

                                                     Number of                    Number of
                  Class or Series                    Shares For                 Shares Against
                  ---------------                    ----------                 --------------
                  Common Stock                       7,824,564                  4,118

         5. The foregoing amendments to the Company's Articles of Incorporation shall become effective as of 5:00 P.M. Mountain Standard Time on Monday, January 12, 1998.

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         DATED this 12th day of January, 1998.

                                               ILX INCORPORATED,
                                               an Arizona corporation



                                               By /s/ Nancy J. Stone
                                                 ------------------------------
                                                 Nancy J. Stone
                                                 President


ATTEST:



By /s/ Stephanie Castranova
   ------------------------------
          Stephanie Castranova
          Secretary

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